UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A

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Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

BULL HORN HOLDINGS CORP.
(Name of Registrant as Specified In Its Charter)

__________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

BULL HORN HOLDINGS CORP.
801 S. POINTE DRIVE, SUITE TH-1
MIAMI BEACH, FLORIDA 33139

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 26, 2022

TO THE SHAREHOLDERS OF BULL HORN HOLDINGS CORP.:

This is a supplement (this “Supplement”) to the definitive proxy statement of Bull Horn Holdings Corp. (“Bull Horn,” “Company,” “we,” “us” or “our”), dated April 5, 2022 (the “proxy statement”), in connection with the special meeting (the “special meeting”) of shareholders of Bull Horn to be held at 10:00 a.m. Eastern Time on April 26, 2022, virtually, at https://www.cstproxy.com/bullhornse/sm2022.

The special meeting is to be held for the sole purpose of considering and voting upon the following proposals: (i) a proposal to amend Bull Horn’s amended and restated memorandum and articles of association to extend the date by which Bull Horn must consummate a business combination (the “Extension”) from May 3, 2022 to November 3, 2022 (such date or later date, as applicable, the “Extended Date”) (the “Extension Proposal”) and (ii) a proposal to direct the chairman of the special meeting to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are not sufficient votes to approve the Extension Proposal (the “Adjournment Proposal”). Each of the Extension Proposal and the Adjournment Proposal is more fully described in the proxy statement. The proxy statement was mailed to shareholders on or about April 5, 2022.

On April 18, 2022, subsequent to the mailing of the proxy statement, Bull Horn entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BH Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Bull Horn (“Merger Sub”), and Coeptis Therapeutics, Inc., a Delaware corporation (“Coeptis”).  Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) prior to the Closing (as defined below), Bull Horn will re-domicile from the British Virgin Islands to the State of Delaware through a statutory re-domestication (the “Domestication”), and (ii) upon the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into Coeptis (the “Merger” and, together with the Domestication and the other transactions contemplated by the Merger Agreement, the “Transactions”), with Coeptis continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of Bull Horn (after the Domestication). For additional information about the Merger Agreement and the Transactions, please see the Current Report on Form 8-K filed by Bull Horn with the Securities and Exchange Commission on April 19, 2022.

Our Board has fixed the close of business on March 31, 2022 as the date for determining the Bull Horn shareholders entitled to receive notice of and vote at the special meeting and any adjournment thereof. Only holders of record of Bull Horn shares on that date are entitled to have their votes counted at the special meeting or any adjournment thereof. If the Extension Proposal is approved, Bull Horn Holdings Sponsor LLC, our sponsor, or its designees, has agreed to lend us $66,667 per month (the “Initial Contribution”), commencing on May 3, 2022, and on the 3rd day of each subsequent month until the Extended Date (the “Additional Contributions” and, collectively with the Initial Contribution, the “Contributions”). Accordingly, the amount contributed per share will depend on the number of public shares that remain outstanding after redemptions in connection with the Extension.

You are not being asked to vote on the Transactions at this time. If the Extension is implemented and you do not elect to redeem your public shares, provided that you are a shareholder on the record date for a meeting to consider the Transactions, you will retain the right to vote on the Transactions when it is submitted to shareholders and the right to redeem your public shares for a pro rata portion of the trust account in the event the Transactions is approved and completed or the Company has not consummated the Transactions by the Extended Date.

After careful consideration of all relevant factors, our Board has determined that the Extension Proposal and, if presented, the Adjournment Proposal are fair to and in the best interests of Bull Horn and its shareholders, has declared them advisable and recommends that you vote or give instruction to vote “FOR” the Extension Proposal and, if presented, “FOR” the Adjournment Proposal.

No other business shall be transacted at the special meeting. We look forward to seeing you at the meeting.

This Supplement should be read together with the proxy statement.

April 19, 2022	By Order of the Board of Directors
/s/ Robert Striar
Robert Striar
Chief Executive Officer and Chairman

Your vote is important. Please sign, date and return your proxy card as soon as possible to make sure that your shares are represented at the special meeting. If you are a shareholder of record, you may also cast your vote in person online at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank how to vote your shares, or you may cast your vote in person online at the special meeting by obtaining a proxy from your brokerage firm or bank.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held on April 26, 2022: This notice of special meeting, the proxy statement and this Supplement are available at https://www.cstproxy.com/bullhornse/sm2022.